UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 23, 2009

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio		43551-2999
(Address of principal executive offices)		(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2009, the Board of Directors (the “Board”) of Owens-Illinois, Inc. (the “Company”) approved the Third Amended and Restated Bylaws (the “Amended Bylaws”) of the Company to increase the maximum authorized number of directors from eleven to twelve.  The Amended Bylaws will become effective on the day immediately following the date of the 2009 annual meeting of the stockholders of the Company.

The description in this Current Report of the Amended Bylaws is not intended to be a complete description thereof. The description is qualified in its entirety by the full text of the Amended Bylaws which is attached as exhibit 3.1 and incorporated by reference in this Current Report.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

On April 23, 2009, the Company appointed Jay L. Geldmacher to serve on the Company’s Board of Directors, effective immediately.   Mr. Geldmacher will also serve as a member of the audit committee.  A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

  (d)                                                                            Exhibits.

Exhibit
No.	Description

3.1	Owens-Illinois, Inc. Third Amended and Restated Bylaws

99.1	Owens-Illinois, Inc. Press Release dated April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: April 27, 2009	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Owens-Illinois, Inc. Third Amended and Restated Bylaws

99.1	Owens-Illinois, Inc. Press Release dated April 23, 2009